UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders on May 27, 2014. Of the 77,921,375 shares of common stock issued and outstanding as of the record date, 71,865,341 shares of common stock (approximately 92%) were present or represented by proxy at the Annual Meeting. The results of the voting on the matters submitted to the stockholders are as follows:

(1) Election of James M. Piccone and Robert M. Swartz as Class II Directors, to serve until the 2017 annual meeting of stockholders or until their successors have been duly elected and qualified:

NAME	FOR	WITHELD	BROKER NON-VOTES
James M. Piccone	62,058,240	1,767,142	8,039,959
Robert M. Swartz	60,784,303	3,041,079	8,039,959

(2) Approval, by non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
61,353,950	2,359,643	111,789	8,039,959

(3) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN
69,585,928	57,168	2,222,245

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014

RESOLUTE ENERGY CORPORATION

By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis Senior Vice President